Exhibit 99.7 Unaudited Condensed Consolidated Interim Financial Statements of Alpha Technologies Ltd.

Alpha Technologies Ltd. Consolidated Condensed Balance Sheets (Unaudited) September 30, December 31, 2018 2017 ASSETS Current Assets: Cash $ 12,203,557 $ 6,528,801 Accounts Receivable, net (note 4) 26,926,926 22,802,768 Inventories, net (note 5) 25,969,016 30,731,873 Prepaid Expenses 1,079,226 865,110 Other Current Assets (note 6) 1,451,244 1,289,006 Total Current Assets 67,629,969 62,217,558 Property and Equipment, net (note 7) 3,116,344 3,348,659 Goodwill 303,624 311,533 Deferred tax assets 1,265,532 1,265,532 Other Non-Current Assets — 65,779 Total Assets 72,315,469 67,209,061 LIABILITIES AND STOCKHOLDERS' EQUITY Current Liabilities: Current Debt (note 8) $ 1,711,293 $ 7,848,050 Accounts Payable 10,833,324 8,252,939 Accrued Liabilities (note 9) 8,248,195 8,620,306 Warranty Provision - current portion (note 10) 2,181,516 2,075,915 Current portion of long-term debt (note 12) 154,838 154,996 Deferred Revenue 649,151 352,773 Current portion of due to related parties (note 13) 2,866,693 2,742,603 Other current liabilities, net (note 11) 7,990,711 6,314,882 Total Current Liabilities 34,635,721 36,362,464 Due to related parties (note 13) 1,329,468 1,364,100 Warranty Provision (note 10) 2,359,202 1,899,613 Long term debt (note 12) 3,038,619 3,233,561 Total Liabilities 41,363,010 42,859,738 Total Stockholders' Equity 30,952,459 24,349,323 Total Liabilities and Stockholders' Equity $ 72,315,469 $ 67,209,061 Contingencies and commitments (note 16) Subsequent events (note 17) The accompanying notes are an integral part of these unaudited condensed consolidated interim financial statements 2

Alpha Technologies Ltd. Consolidated Condensed Statements of Income and Comprehensive Income (Unaudited) Nine Months Ended Nine Months Ended September 30, 2018 September 30, 2017 Revenue, net $ 104,407,023 $ 96,307,029 Cost of Goods Sold 74,061,918 74,480,084 Gross Profit 30,345,105 21,826,945 Selling, General and Administrative Expenses 19,573,612 17,067,984 Earnings before the undernoted 10,771,493 4,758,961 Interest Expense 364,415 287,674 Other Expense, net 1,436,411 1,005,237 Realized foreign exchange (gain) loss (313,571) 338,581 Unrealized foreign exchange gain (740,790) (455,371) Earnings before Income Taxes 10,025,028 3,582,840 Provision for Income Taxes 2,706,758 651,655 Net earnings 7,318,270 2,931,185 Foreign currency translation adjustments (715,149) 1,434,288 Total Comprehensive Income $ 6,603,121 $ 4,365,473 The accompanying notes are an integral part of these unaudited condensed consolidated interim financial statements 3

Alpha Technologies Ltd. Consolidated Condensed Statements of Cash Flows (Unaudited) Nine Months Ended Nine Months Ended September 30, 2018 September 30, 2017 Cash Flows from Operating Activities Net Income $ 7,318,270 $ 2,931,185 Depreciation 558,348 577,157 (Increase)/Decrease in Assets and Liabilities Accounts Receivable (4,124,158) 6,408,265 Inventories 4,762,857 (6,899,696) Prepaid Expenses (214,116) (139,185) Other Current Assets (162,238) 50,826 Accounts Payable 2,580,385 (847,970) Accrued Liabilities (372,111) (1,609,631) Warranty Provision 565,190 601,674 Deferred Revenue 296,378 168,417 Other Current Liabilities 1,675,830 (603,453) Net Cash Provided by Operating Activities 12,884,635 637,589 Cash Flows from Investing Activities Purchases of Property and Equipment (326,033) (839,094) Other Non-Current Assets 73,688 (22,868) Net Cash Used in Investing Activities (252,345) (861,962) Cash Flows from Financing Activities Net (Repayments of)/Borrowing from long term debt (195,100) 258,630 Repayments of Bank Indebtedness (6,143,802) (711,073) Net (Repayments of)/Borrowings from Related Parties 89,458 111,532 Borrowings from Demand Loan 7,045 2,735 Purchase of Stock — (66) Net Cash Used in Financing Activities (6,242,399) (338,242) Effects of Exchange Rate Changes on Cash and Cash Equivalents (715,135) 1,434,288 Net Increase in Cash and Cash Equivalents 5,674,756 871,673 Beginning Cash and Cash Equivalents Balance 6,528,801 1,417,026 Ending Cash and Cash Equivalents Balance $ 12,203,557 $ 2,288,699 Supplemental disclosure of cash flow information Income taxes paid 3,095 250 Interest paid 99,445 95,638 The accompanying notes are an integral part of these unaudited condensed consolidated interim financial statements 4

Alpha Technologies Ltd. Notes to Unaudited Condensed Consolidated Interim Financial Statements Note 1 – Nature of Business/Operations The principal business of Alpha Technologies Ltd. (Alpha) includes the design, production, distribution and servicing of AC and DC power products and systems with a primary focus on the North American telecommunication market. The Company also provides engineering, furnishing and installation to its customer base. Note 2 – Principles of Consolidation The accompanying unaudited condensed consolidated interim financial statements include the accounts of Alpha Technologies Ltd. (referred as "Alpha”) and its subsidiaries Alpha Mexico Network Power S.A. de C.V., Riverfront Holdings, Alpha Technical Services Ltd. and Argus Research Ltd. (collectively "the Company"). All intercompany accounts and transactions have been eliminated in consolidation. Alpha owns 99.9% of both Alpha Mexico Network Power S.A de C.V. and Riverfront Holdings. As of September 30, 2018, the retained earnings and other comprehensive income related to the non-controlling interest in these parties is trivial. The table below, lists other related parties and the nature of relationship with the Company. Related party Nature of relationship Argus Hangars Ltd. Related by common officers The Kaiser Foundation for Higher Education Related by common officers Argus NFW Holdings Ltd Related by common officers Argus RF Holdings Ltd Related by common officers Alpha Aviation Inc. Related by common officers Note 3 – Summary of Significant Accounting Policies These unaudited condensed consolidated interim financial statements have been prepared in accordance with generally accepted accounting principles of the United States of America (GAAP) for interim financial information. Accordingly, they do not include all of the information and footnotes required by United States generally accepted accounting principles for annual financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. These statements have been prepared on a basis that is substantially consistent with the accounting principles and policies applied in our annual consolidated financial statements for the year ended December 31, 2017. The balance sheet at December 31, 2017 has been derived from the audited consolidated financial statements at that date but does not include all of the information and footnotes required by United States generally accepted accounting principles for annual financial statements. 5

Alpha Technologies Ltd. Notes to Unaudited Condensed Consolidated Interim Financial Statements Financial instruments The Company initially records cash, accounts receivables, bank indebtedness, long-term debt, due to/from related parties, accounts payable and accrued liabilities at fair value except for due to/from related party, which are recorded at the amounts agreed by the parties to the transactions. Subsequent measurement is at amortized cost. Financial assets are tested for impairment at the end of each reporting period when there are indications that the assets may be impaired. Income taxes The Company accounts for income taxes using the asset and liability approach, which requires deferred tax assets and liabilities be recognized using enacted tax rates to measure the effect of temporary differences between book and tax bases on recorded assets and liabilities. In addition, a valuation allowance is established to reduce any deferred tax asset for which it is determined that it is more likely than not that some portion of the deferred tax asset will not be realized. Financial statement basis and tax bases of assets differ due to the company utilizing accelerated depreciation methods for tax purposes on certain assets which are being depreciated less rapidly for financial statement purposes, the use of allowances for financial statement purposes, and other timing differences. The Company recognizes tax related interest and penalties in income tax expense in its Consolidated Statement of Income. With respect to accounting for uncertainty in income taxes, the Company evaluates tax positions to determine whether the benefits of tax positions are more likely than not of being sustained upon audit based on the technical merits of the tax position. For tax positions that are more likely than not of being sustained upon audit, the Company recognizes the largest amount of the benefit that is greater than 50% likely of being realized upon ultimate settlement. For tax positions that are not more likely than not of being sustained upon audit, the Company does not recognize any portion of the benefit. If the more likely than not threshold is not met in the period for which a tax position is taken, the Company may subsequently recognize the benefit of that tax position if the tax matter is effectively settled, the statute of limitations expires, or if the more likely than not threshold is met in a subsequent period. Concentration of Credit Risk Financial instruments that subject the Company to potential concentration of credit risk consist principally of trade accounts receivable. The Company performs ongoing credit evaluations of its customers’ financial condition. Cash Cash consists of cash on hand and on deposit with financial institutions. 6

Alpha Technologies Ltd. Notes to Unaudited Condensed Consolidated Interim Financial Statements Inventories Inventories are stated at the lower of cost or market value. Cost is determined by applying standard costs which approximate the weighted average cost of materials, work-in-process, and finished goods. Finished goods and work-in-process inventory include costs of conversion (allocation of variable production overheads and direct costs such as standard labour charges which approximate actual labour employed). Any variances between standard and actual costs are expensed in the period. Standard costs are updated annually or when significant changes occur. Property, plant and equipment Property, plant and equipment are recorded at cost less accumulated depreciation. If events or changes in circumstances indicate that the carrying value of the property, plant and equipment may not be recoverable, a recoverability analysis is performed based upon estimated undiscounted cash flows to be generated from the property, plant and equipment. If the analysis indicates that the carrying value is not recoverable from future cash flows, the property, plant and equipment are written down to their estimated fair value and an impairment loss is recognized. Depreciation is provided as follows: Computer equipment (including under capital lease) straight-line over 3 years Computer software straight-line over 1 year Furniture and office equipment (including under capital lease) straight-line over 5 years Leasehold improvements straight-line over lease term plus one renewal period Production and Research and development equipment 20% diminishing balance Vehicles (including under capital lease) 20%-30% diminishing balance Maintenance and repairs are expensed as incurred. Investment tax credits Investment tax credits are accounted for using the flow-through method whereby such credits are accounted for as a reduction of income tax expense in the period in which the credit arises. Leases Leases entered into are classified as either capital or operating. Leases that transfer substantially all of the benefits and risks associated with ownership of the assets are classified as capital leases and are recorded as an acquisition of an asset and incurrence of an obligation. Assets under capital lease are amortized in a manner consistent with other assets owned by the Company. All other leases are accounted for as operating wherein rental payments are expensed as incurred. Under US GAAP operating leases are recognized on a straight-line basis over the term of the lease. 7

Alpha Technologies Ltd. Notes to Unaudited Condensed Consolidated Interim Financial Statements Warranties The Company’s products are warranted for a period of two years. The Company provides for estimated product warranty expenses when the related products are sold. The assessment of the adequacy of the reserve includes a review of open claims and historical experience. Revenue recognition The Company recognizes revenue from product sales when there is a persuasive evidence of arrangement, delivery has occurred, collectability is reasonably assured, and pricing is fixed or determinable. Where appropriate, provisions are made at that time for estimated warranty costs. Amounts received prior to product shipment are recorded as deferred revenue. The Company recognizes revenue from construction management and service installation contracts using the percent completion method. The cost incurred is compared to estimated total cost to complete the contracts to determine the percentage of completion. Cash received in advance of the revenue recognition criteria being met is recorded as deferred revenue. Shipping and handling costs The Company classifies shipping and handling as cost of sales in the accompanying unaudited condensed consolidated interim financial statements. Total shipping and handling costs were approximately $2,265,733 and $2,400,282 for the nine months ended September 30, 2018 and 2017, respectively. Advertising costs The Company incurred advertising costs of $428,253 and $404,164 during the nine months ended September 30, 2018 and 2017, respectively, which was expensed as incurred. 8

Alpha Technologies Ltd. Notes to Unaudited Condensed Consolidated Interim Financial Statements Foreign exchange The functional currency of Alpha is the Canadian dollar. Results of operations of Alpha and of the foreign operations of subsidiaries, whose functional currency is their respective local currency, are translated in the reporting currency, U.S. dollars, in accordance with ASC Topic 830 “Foreign Currency Matters”. Revenues and expenses are translated using average exchange rates during the periods. The assets and liabilities are translated into U.S. dollars using exchange rates as of the balance sheet dates. Exchange gains or losses resulting from translating the foreign currency financial statements are recognized as a component of other comprehensive income. Transaction gains and losses resulting from exchange rate changes on transactions denominated in currencies other than the functional currency of the applicable subsidiary are included in the Consolidated Statements of Income, within “Foreign Exchange”, in the year in which the change occurs. For transactions undertaken by the Company in foreign currencies, monetary assets and liabilities are translated into the functional currency at the exchange rate in effect at the end of the year. Non-monetary assets and liabilities are translated at the exchange rate prevailing when the assets were acquired, or the liabilities assumed. Revenues and expenses are translated at the rate approximating the rate of exchange on the transaction date. Exchange gains and losses are included in the determination of net income (loss) for the year. Research and development The Company expenses research costs as incurred. Development costs are expensed as incurred unless they qualify for capitalization and amortization as an intangible asset under ASC 350, ‘Intangibles – Goodwill and other’. As it is management’s view that there is no certainty of recovering development costs, no development costs have been recorded as intangible assets. Goodwill and Other Intangible Assets Goodwill represents the excess of the purchase price of an acquired business over the fair value assigned to the acquired assets and liabilities assumed in the business combination. Goodwill and intangibles are tested for impairment at least annually and whenever events or circumstances occur indicating that a possible impairment may have been incurred. Goodwill has an indefinite life and is tested for impairment by determining the fair value of the Company’s reporting units. These estimated fair values are based on financial projections, certain cash flow measures. Impairment losses, if any, are recorded in the consolidated statement of income as part of income from operations. The Company has adopted the provisions of ASC 350- 20, Goodwill and Other. The provisions allow for the company to assess qualitative factors to determine whether it is more likely than not that evidence of goodwill impairment exists. If the Company determines that it is not more likely than not that the fair value of a reporting unit is less than it’s carrying amount, then performing the two-step impairment test is unnecessary. 9

Alpha Technologies Ltd. Notes to Unaudited Condensed Consolidated Interim Financial Statements Use of estimates The preparation of unaudited condensed consolidated interim financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent liabilities, and revenues and expenses during the year. Significant areas requiring the use of management estimates relate to provisions for inventory obsolescence, warranty expenses, useful lives of property, plant and equipment, percentage of completion of construction management and service installation contracts, deferred income taxes and allowance for doubtful accounts receivable. Actual results could differ from these estimates. Reclassifications Certain amounts reported in the prior year have been reclassified to conform to the current year’s presentation. Recent Accounting Pronouncements In May 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers (Topic 606)”. In general, this standard will require the Company to recognize revenue when it transfers goods or services to customers in the amount of anticipated consideration in which the Company is entitled. This standard also requires additional disclosure requirements that result in the Company providing financial statement users comprehensive information regarding the nature, amount, timing and uncertainty of revenue and cash flow from the Company's contracts with customers. This standard will be effective for the calendar year ending December 31, 2019 with retrospective application required. The Company’s initial assessment conclude that the adoption of the ASU Topic 606 will not have a material impact on its accounting for revenue in the unaudited condensed consolidated interim financial statements. In February 2016, the FASB issued Accounting Standards update (ASU) 2016-02, Leases, which provides new guidelines that change the accounting for leasing arrangements. ASU 2016-02 primarily changes the accounting for lessees, requiring lessees to record assets and liabilities on the balance sheet for most leases. This standard is effective for nonpublic entities for annual reporting periods beginning on or after December 15, 2019 and interim reporting periods with annual reporting periods beginning after December 15, 2020. The Company has not determined the impact of adopting this standard on the accompanying unaudited condensed consolidated interim financial statements. In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230), Classification of Certain Cash Receipts and Cash Payments. The update addresses eight specific cash flow issues with the objective of reducing diversity in practice. The Company adopted the standard in the first quarter of 2018 and management has determined that the adoption of this standard will not have a material impact to the Company’s statements of cash flows. 10

Alpha Technologies Ltd. Notes to Unaudited Condensed Consolidated Interim Financial Statements Note 4 – Accounts Receivable As at September 30, 2018 Accounts Receivable $ 27,015,142 Less allowance for doubtful accounts (88,216) Accounts Receivable, net $ 26,926,926 Note 5 – Inventories As at September 30, 2018 Raw materials $ 3,225,696 Work-in-process 706,442 Finished goods 25,932,442 Obsolescence provision (3,895,564) Inventories, net $ 25,969,016 Note 6 – Other Current Assets Other current assets includes non-interest bearing, unsecured loan to a related party, Argus Hangars Ltd. amounting to $203,056 (CAD$261,957) having no repayment terms. Note 7 – Property and Equipment As at September 30, 2018 Accumulated Cost depreciation Net Leasehold Improvements $ 1,127,826 $ 641,700 $ 486,126 Machinery & Equipment (including computer equipment) 6,912,431 4,683,981 2,228,450 Computer Equipment 2,091,382 1,930,712 160,670 Vehicles 510,192 379,818 130,374 Furniture and Office Equipment 1,061,380 968,886 92,494 Computer Software 1,369,942 1,351,712 18,230 $ 13,073,153 $ 9,956,809 $ 3,116,344 Depreciation expense included in the Consolidated Statements of Income for the nine months ended September 30, 2018 and 2017 amounted to $558,348 and $577,157, respectively. 11

Alpha Technologies Ltd. Notes to Unaudited Condensed Consolidated Interim Financial Statements Note 8 – Current Debt As at September 30, 2018 Operating line of credit - Canadian loan (CAD$589,586) $ 457,018 Unsecured demand loan bearing interest at 5% (CAD$1,618,104) 1,254,275 Total current debt $ 1,711,293 The Company has an operating credit facility (USD$15,503,020/CAD$20,000,000 maximum) with the Canadian Imperial Bank of Commerce (CIBC) subject to a formula-based borrowing limit, bearing interest at prime plus 1%. The Company has pledged the following as security for the loan facilities: • a general security agreement creating in favor of CIBC a first priority security interest in all present and future undertaking and personal property including receivables, inventory, equipment and machinery • an unlimited postponement of claim from The Kaiser Foundation for Higher Education (Note 13) • an assignment and postponement of claim from G.B. Enterprises, Inc. and Altair Advanced Industries Inc. in an unlimited amount with respect to monies owing to G.B. Enterprises, Inc. and/or Altair Advanced Industries Inc. by the Company • a guarantee from Alpha Aviation Inc. with respect to all of the liabilities to CIBC secured by all security (excluding the collateral mortgage) provided by Alpha Aviation Inc. to CIBC for direct borrowings. Interest expense on the operating line of credit was $71,829 and $56,917 for the nine months ended September 30, 2018 and 2017, respectively. Note 9 – Accrued Liabilities As at September 30, 2018 Accrued liabilities $ 5,040,763 Inventory in transit 1,733,377 Others 1,474,055 Accrued Liabilities $ 8,248,195 12

Alpha Technologies Ltd. Notes to Unaudited Condensed Consolidated Interim Financial Statements Note 10 – Warranty Provision The Company’s products are warranted for a period of two years. The Company provides for estimated product warranty expenses when the related products are sold. The assessment of the adequacy of the reserve includes a review of open claims and historical experience. As at September 30, 2018 Balance as of January 1, 2018 $ 3,975,528 Claims processed during the period (1,321,621) Additional warranties issued 1,989,071 Foreign currency translation adjustment (102,260) Balance as of September 30, 2018 4,540,718 Less: current portion 2,181,516 Non-current portion $ 2,359,202 Note 11 – Other Current liabilities Other current liabilities include accrued salaries and benefits amounting to $2,640,019, taxes payable of $3,274,357 and interest accruals on related party balances totaling $920,477 (see Note 13) and other amounting to $1,155,858. Note 12 – Long-term Debt As at September 30, 2018 Mortgage bearing interest at seven-year Government of Canada bond rate plus 1.5% annually (3.32% at December 31, 2017), repayable in monthly blended principal and interest payments of $21,524, due on September 1, 2021 (Principal balance in CAD is $4,138,628) $ 3,208,062 Less: Deferred finance cost (14,605) Total 3,193,457 Less: Notes payable, net – short term (154,838) Notes payable, net – long term $ 3,038,619 Interest expense on the mortgage was $84,863 and $87,214 during the nine months ended September 30, 2018 and 2017, respectively. 13

Alpha Technologies Ltd. Notes to Unaudited Condensed Consolidated Interim Financial Statements Note 13 – Related Parties As at September 30, 2018 The Kaiser Foundation for Higher Education (note 13(a)) Unsecured loan bearing interest at prime plus 2% and due on demand (CAD $1,120,000) $ 868,169 Unsecured loan bearing interest at 10%, due on demand subject to a maximum of $500,000 repayable in any fiscal year (CAD $2,215,109) 1,717,044 Argus NFW Holdings Ltd., unsecured, non-interest bearing and no repayment terms (CAD $987,624) 765,557 Argus RF Holdings Ltd., unsecured, non-interest bearing and no repayment terms (CAD $1,090,615) 845,391 Total 4,196,161 Less: Due to related parties – short term 2,866,693 Due to related parties – long term $ 1,329,468 a) The Kaiser Foundation for Higher Education During the nine months ended September 30, 2018 and 2017, the Company incurred interest expense on the amount payable of $161,750 and $159,352, respectively. As of September 30, 2018, other current liabilities includes $920,477 related to accrued interest from due to related party. Note 14 – Revenue Concentration Revenue is comprised mainly of products and services revenue. Sales to customers in the United States and Canada were 65% and 24% respectively for the nine months ended September 30, 2018 and 57% and 34% for the nine months ended September 30, 2018, respectively. Sales to the top 4 customers account for 35.7% and 33.8% of the total revenue for the nine months ended September 30, 2018 and 2017, respectively. Note 15 – Financial instruments Credit risk The Company has exposure to credit risk to the extent cash balances exceed amounts covered by deposit insurance; however, the Company believes that its credit risk on cash balances is immaterial. The Company, in the normal course of business, is exposed to credit risk from its customers. The Company’s financial assets that are exposed to credit risk consist primarily of accounts receivable. The Company performs regular credit evaluations on all its customers. Interest rate risk The Company is exposed to interest rate fluctuations on its floating rate bank indebtedness and an amount due to a related party. 14

Alpha Technologies Ltd.
Notes to Unaudited Condensed Consolidated Interim Financial Statements

Note 16 – Contingencies and Commitments

Guarantees

a) As of September 30, 2018 and December 31, 2017, the Company has an unlimited guarantee on the operating line of credit of Alpha Aviation Inc., a related party, in favour of CIBC.
b) As of September 30, 2018 and December 31, 2017, the Company has a guarantee on the mortgage of Argus RF Holdings Ltd., a related party, in favour of Assurant Life of Canada.
c) As of September 30, 2018 and December 31, 2017, the Company has a limited guarantee of $1,550,302 (CAD $2,000,000) on the demand credit facility of Argus NFW Holdings Ltd., a related party, in favour of CIBC.

Operating lease obligations

The Company has entered into lease agreements for buildings located in Burnaby, BC; Edmonton, Alberta; Mississauga, Ontario and Mexico. The lease agreements are effective from January 1, 2010 to February 29, 2020. The Company also leases vehicles under operating leases with terms ranging from 36 to 48 months. Accounting principles generally accepted in the United States of America require lease payments to be recognized on a straight-line basis over the term of the lease. The difference, if any, between the actual lease payments and the amount that is required to be recognized as expense is recorded as deferred rent on the Consolidated Balance Sheet. The Company has agreed to make the following annual basic lease payments, inclusive of management fees, with respect to the buildings, warehouses and vehicles:

Oct 2018 – Sep 2019	$	1,209,090
Oct 2019 – Sep 2020		1,207,663
Oct 2020 – Sep 2021		1,163,531
Oct 2021 – Sep 2022		1,142,968
Oct 2022 – Sep 2023		1,140,345

Note 17 – Subsequent Events

The Company and certain related parties entered into a share purchase agreement ("the Agreement") on December 7, 2018 with EnerSys in which EnerSys acquired all issued and outstanding shares of the Company.

Subsequent to September 30, 2018 and just prior to the acquisition of Alpha by Enersys on December 8, 2018, the debt in note 12 was transferred to Argus RF Holdings Ltd. in exchange for cash of $1.8 million (CAD$2.4 million) and the issuance of class A preferred shares valued at $1.3 million (CAD$1.8 million). The debt in note 13 was also discharged. In addition, the operating credit facility indicated in note 8 was repaid and all liens were discharged.

Management evaluates subsequent events through February 22, 2019, the date the unaudited condensed interim consolidated financial statements were available to be issued.

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